Exhibit 10.17

CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Consent and First Amendment to Loan and Security Agreement (this “Consent”) is entered into as of October 11, 2022, by and between Silicon Valley Bank (“Bank”) and Serve Robotics Inc., a Delaware corporation (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 1, 2022 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower desires to sell certain Equipment with a fair market value of up to Four Million Two Hundred Thousand Dollars ($4,200,000) in the aggregate to Farnam Street Financial, Inc. (“Farnam”) pursuant to the terms and conditions of one or more Equipment Sales Agreements substantially in the form of Annex I hereto (the “Contemplated Equipment Sale”), which Equipment will be subsequently leased back to Borrower by Farnam pursuant to a true operating lease (the “Leaseback”). Borrower has requested that Bank consent to the Contemplated Equipment Sale.

C. Borrower has further requested that Bank amend the Loan Agreement to permit certain security deposits in connection with the Leaseback as more fully set forth herein.

D. Bank has agreed to consent to the Contemplated Equipment Sale and to the amendment, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Consent. Subject to the terms of Section 11 below, Bank hereby consents to the Contemplated Equipment Sale and agrees that the Contemplated Equipment Sale shall not, in and of itself, constitute an “Event of Default” under Section 6.1 of the Loan Agreement. For the avoidance of doubt, any exercise of the “Expansion Option” under the Leaseback arrangement shall require Bank’s subsequent written consent prior to the exercise thereof.

3. Amendment to Loan Agreement.

3.1 Section 12.2 (Definitions). The definition of “Permitted Liens” is amended by deleting the “and” at the end of clause (k), renumbering clause (l) to be clause (m), and inserting a new clause (l) as follows:

(l) security deposits in favor of Farnam Street Financial, Inc. in an aggregate amount not to exceed Three Hundred Fifty-Two Thousand One Hundred Forty-Seven and 60/100 Dollars ($352,147.60) to secure Borrower’s obligations under that certain Lease Agreement dated June 6, 2022, by and between Borrower and Farnam Street Financial, Inc.; and

4. Limitation of Amendment and Consent.

4.1 The amendment and consent set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

5.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower,

(c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 1, 2022, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed (other than as set forth in written notices to Bank), as of the date hereof.

7. Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

8. Prior Agreement. Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

9. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Electronic Execution of Documents. Each party hereto may execute this Consent by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

11. Effectiveness. This Consent shall be deemed effective upon (a) the due execution and delivery to Bank of this Consent by each party hereto, (b) Bank’s receipt of any agreements, instruments and documents governing the terms of the Contemplated Equipment Sale and/or Leaseback as requested by Bank (including, without limitation, any documentation to verify to Bank’s satisfaction that the Leaseback does not involve any Indebtedness of Borrower or Liens on any of Borrower’s assets) and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Consent.

12. Governing Law. This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Serve Robotics Inc.

By: /s/ Chelsea Hakso	By: /s/ Ali Kashani
Name: Chelsea Hakso	Name: Ali Kashani
Title: Vice President	Title: Chief Executive Officer

ANNEX I

Equipment Sales Agreement

(see attached)

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